Exhibit 10.3

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this "Agreement") is made and effective as of this ___ day of ________, 2001, by and between Ascent Energy Inc., a Delaware corporation (the "Company"), and ________________________ ("Indemnitee").

WITNESSETH:

            WHEREAS, the Company seeks to attract and retain competent and experienced persons to serve as directors and desires to protect such individuals by providing comprehensive liability insurance and indemnification due to exposure to litigation costs and risks resulting from their service to the Company;

            WHEREAS, the Board of Directors of the Company has concluded that to retain and attract talented and experienced individuals to serve as directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and to assume for itself maximum liability for expenses and damages in connection with claims against its directors in connection with their service to the Company;

            WHEREAS, the General Corporation Law of the State of Delaware (the "DGCL"), under which the Company is organized, empowers the Company to indemnify by agreement its directors and expressly provides that the indemnification provided in the DGCL is not exclusive; and

            WHEREAS, the Company desires and has requested the Indemnitee to continue to serve as a director of the Company free from undue concern for claims for damages arising out of or related to such service to the Company.

            NOW, THEREFORE, in consideration of the Indemnitee's agreement to continue to serve as a director of the Company, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

            1.         Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

                        (a)     "agent" of the Company means any person who is or was a director of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company. The term "enterprise" includes any employee benefit plan of the Company, its subsidiaries or affiliates.

                        (b)     "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out–of–pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Company's Certificate of Incorporation, Bylaws, the DGCL or otherwise.

                        (c)     "proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, arbitral, investigative or any other type whatsoever.

                        (d)     "subsidiary" means any corporation or other business entity of which more than 50% of the outstanding voting securities is owned, directly or indirectly, by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company's subsidiaries.

            2.         Agreement to Serve. The Indemnitee agrees to continue to serve as a director and agent of the Company in the capacities Indemnitee currently serves or as he may hereafter agree to serve so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation or Bylaws of the Company, or until such time as he tenders his resignation in writing.

            3.         Maintenance of Liability Insurance.

                        (a)     The Company agrees that, as long as the Indemnitee shall continue to serve as a director of the Company and/or as an agent in any other capacity and thereafter for the period of five years following the termination of service, the Company shall maintain in full force and effect directors' and officers' liability insurance (the "D&O Insurance") in a minimum aggregate amount of $20 million for each policy year from established and reputable insurers on such terms as are approved from time to time by the Board of Directors. The Indemnitee shall be named as an insured in all D&O Insurance in such a manner as to provide the Indemnitee with the maximum rights and benefits available under the D&O Insurance.

                        (b)    Notwithstanding anything in this Section 3 to the contrary, the Company shall have no obligation to maintain D&O Insurance if the Board of Directors determines in good faith that the premium costs for such insurance are disproportionate to the amount of coverage provided or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

            4.         Indemnification. To the fullest extent allowed by law, the Indemnitee shall be indemnified and held harmless by the Company against all expense incurred by Indemnitee in connection with any proceeding to which the Indemnitee is a party, participant or is threatened to be made a party or participant, based upon, arising from, relating to or by reason of the fact that the Indemnitee is, was, shall be or shall have been an agent.

            5.         Mandatory Advancement of Expenses. The Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent or by reason of anything done or not done by him in any such capacity. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company or the DGCL. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 20 days following the delivery of a written request therefor by the Indemnitee to the Company.

            6.         Notice and other Procedures.

                        (a)     Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                        (b)     If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 6(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of the D&O Insurance.

                        (c)     If the Company is obligated to advance the expenses for any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (i) the Indemnitee shall have the right to employ his own counsel in any such proceeding at the Indemnitee's expense; (ii) the Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

            7.         Determination of Right to Indemnification.

                        (a)     To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4 or in the defense of any claim, issue or matter described therein, the Indemnitee shall be entitled to indemnification from the Company and the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

                        (b)     In the event that Section 7(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Subsection 7(c) that the Indemnitee's acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated and that the Indemnitee in fact personally gained a financial profit or other advantage to which he was not legally entitled. Neither the failure of the Company to have made a determination prior to the commencement of a proceeding that indemnification of the Indemnitee is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                        (c)     The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 7(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

                                (i)     A quorum of the Board of Directors consisting of directors who are not parties to the proceeding for which indemnification is being sought or by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

                                (ii)     The stockholders of the Company entitled to vote in the election of directors; provided that the common stock of the Company is not listed or traded on a national securities market or Nasdaq;

                                (iii)     Legal counsel selected by the Indemnitee, and reasonably approved by the Board of Directors, which counsel shall make such determination in a written opinion; or

                                (iv)     A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

                        (d)     As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 7(c), the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                        (e)     After the final decision of the forum selected pursuant to Section 7(c) is rendered, the Indemnitee and Company shall each have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum; provided that such right is exercised within 60 days after the final decision of such forum is rendered.

                        (f)     Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any proceeding under this Section 7 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

            8.         Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

                        (a)     To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the Certificate of Incorporation or Bylaws of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

                        (b)     To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

                        (c)     To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law.

            9.         Successors; Binding Agreement. This Agreement shall be binding on, and shall inure to the benefit of and be enforceable by, each of the Indemnitee's personal or legal representatives, executives, administrators, successors, heirs, distributees, devisees and by each of the Company's successors and assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner that the Company would be required to perform if no such succession or assignment had taken place.

            10.         Credit for Insurance; Other Indemnities. Notwithstanding any other provision of this Agreement, the amount of indemnification payable by the Company with respect to any proceeding shall be subject to a credit for amounts actually paid to Indemnitee under or pursuant to (a) D&O Insurance and (b) provisions providing indemnification in the Certificate of Incorporation, Bylaws, resolutions, agreements or other instruments of the Company or any subsidiary.

            11.         Deposit of Funds in Trust. If the Company voluntarily decides to dissolve or to file a petition for relief under any applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Company shall deposit in trust for the sole and exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company's obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Company. This Section 11 shall not apply to the dissolution of the Company in connection with a transaction as to which Section 9 applies.

            12.         Enforcement.

                        (a)     The Company has entered into this Agreement and assumed the obligations imposed on the Company or hereby in order to induce the Indemnitee to continue to act as an agent of the Company and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

                        (b)     All expenses incurred by the Indemnitee in connection with the preparation and submission of the Indemnitee's request for indemnification hereunder shall be borne by the Company. If the Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within 20 days of such request, the Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement, and, if the Indemnitee is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee's fees and expenses in bringing and pursuing such action. If it is determined that the Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification for claims, issues or matter for which the Indemnitee is not so entitled. The Indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 5 hereof in connection with such proceeding.

                        (c)     The Company shall be precluded from asserting in any judicial proceeding commenced under this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

            13.         Savings Clause. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

            14.         Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some claims, issues or matters related to a proceeding, but not as to other claims, issues or matters, or for some or a portion of the expenses in the investigation, defense, appeal or settlement of any proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such claims, issues or matters or expenses to which Indemnitee is entitled.

            15.         Non–Exclusivity.

                        (a)     The right to indemnification provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, provision of the Company's Certificate of Incorporation, Bylaws, agreement, resolution or otherwise.

                        (b)     It is the intent of the Company by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Company to provide broader indemnification rights than are currently permitted, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

            16.         Confidentiality. The Company and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Company and Indemnitee shall instruct their agents and employees to do likewise.

            17.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument.

            18.         Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

            19.         Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and Indemnitee. Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

            20.         Gender. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.

                                                                                  ASCENT ENERGY INC.

                                                                                  By: ____________________________________
                                                                                                                  Jeffrey Clark
                                                                                                                    President

                                                                                  INDEMNITEE:

                                                                                  ____________________________________